UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2026

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 857 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed September 2, 2026, in connection with a strategic reorganization of the Company, it was agreed that Jason A. Amello would cease to serve as the Company’s Chief Financial Officer and Chrystal Louis, M.D., MPH, would cease to serve as the Company’s Chief Medical Officer.

On September 24, 2026 and September 25, 2026, respectively, the Company entered into Confidential Separation Agreement and General Release Agreements with Dr. Louis (the “Louis Separation Agreement”) and Mr. Amello (the “Amello Separation Agreement” and, together with the Louis Separation Agreement, the “Separation Agreements”), pursuant to which the applicable executive’s employment with the Company will terminate on the earlier of November 1, 2026 or the date on which the executive commences other employment, consulting or paid board service (the applicable “Separation Date”) and during such time each executive’s base salary and applicable employee benefits will continue.

Pursuant to the Amello Separation Agreement, Mr. Amello remains contractually entitled to receive the previously disclosed termination-related payments and benefits. Mr. Amello is also entitled to a lump-sum cash award of $85,000, which will be payable upon achievement of a certain Company milestone should such milestone be achieved prior to Mr. Amello’s Separation Date pursuant to the terms of the Company’s November 2025 retention program (the “2025 Retention Program”).

Pursuant to the Louis Separation Agreement, Dr. Louis remains contractually entitled to receive the previously disclosed termination-related payments and benefits. Dr. Louis is also entitled to a lump-sum cash award of $125,000, which will be payable upon achievement of a certain Company milestone should such milestone be achieved prior to Dr. Louis’s Separation Date pursuant to the terms of the 2025 Retention Program.

The foregoing descriptions of the Separation Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: September 30, 2026	By:	/s/ Gavin MacBeath, Ph.D.
Gavin MacBeath, Ph.D. Chief Executive Officer (Principal Executive Officer)